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                                                                   EXHIBIT 21.1


                            CYRK, INC. SUBSIDIARIES

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NAME OF SUBSIDIARY                JURISDICTION OF INCORPORATION      OWNERSHIP
Cyrk Europe Limited               United Kingdom                     100% owned by Cyrk, Inc.
Super Premium Limited             British Virgin Islands             100% owned by Cyrk, Inc.
Cyrk Far East, Inc.               British Virgin Islands             100% owned by Cyrk, Inc.
Cyrk (H.K.) Limited               Hong Kong                          100% owned by Cyrk Far East, Inc.
Cyrk Marketing Services, Inc.     Canada                             100% owned by Cyrk, Inc.
Cyrk Acquisition Corp.            Delaware                           100% owned by Cyrk, Inc.
CXDATA, Inc.                      Delaware                           100% owned by Cyrk, Inc.
Global Sourcing and Risk
    Group, Inc.                   Delaware                           100% owned by Cyrk, Inc.
Cyrk/Tonkin Europe LTD            United Kingdom                     100% owned by Cyrk, Inc.
Tonkin, Inc.                      Delaware                           100% owned by Cyrk, Inc.
Cyrk CPG Corp.                    Delaware                           100% owned by Cyrk, Inc.
Creative Premium
    Manufacturing, Inc.           Delaware                           100% owned by Cyrk CPG Corp.
Loyalty Management, Inc.          Delaware                           100% owned by Cyrk, Inc.
Simon Marketing, Inc.             Delaware                           100% owned by Cyrk, Inc.
Simon Marketing (Hong Kong) LTD   Hong Kong                          100% owned by Simon Marketing, Inc.
Simon Ventures, Inc.              California                         100% owned by Simon Marketing, Inc.
Simon Marketing Consulting
    (Canada) Limited              Canada                             100% owned by Simon Ventures, Inc.
Simon Marketing International
    GmbH                          Germany                            100% owned by Simon Ventures, Inc.
Simon Marketing International
    Limited                       United Kingdom                     100% owned by Simon Marketing International GmbH
Simon Marketing International
    Services Limited              United Kingdom                     100% owned by Simon Marketing International GmbH
Simon Marketing-California, Inc.  California                         100% owned by Simon Marketing, Inc.
Simon Entertainment, Inc.         California                         100% owned by Simon Marketing, Inc.
Simon Incentives, Inc.            California                         100% owned by Simon Marketing, Inc.
Simon Marketing East Limited      Hong Kong                          100% owned by Simon Marketing (H.K.) LTD
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